EXHIBIT 23A





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our reports dated February 18, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Healthcare Services Group, Inc. on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


                                                      /S/ GRANT THORNTON LLP
                                                      ----------------------
                                                      GRANT THORNTON LLP


Edison, New Jersey
September 25, 2000